Exhibit 10.2

AMENDMENT TO STOCK PURCHASE AGREEMENT

This AMENDMENT TO STOCK PURCHASE AGREEMENT (this “Amendment”), dated as of October 23, 2019 (the “Effective Date”), is entered into by and among AquaMed Technologies, Inc., a Delaware corporation (the “Company”), and each of the purchasers identified on the signature pages hereto and such purchasers’ respective successors and assigns. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Stock Purchase Agreement (defined below).

WHEREAS, the Company and the Purchasers have previously entered into that certain Stock Purchase Agreement, dated as of September 10, 2019 (as amended from time to time, the “Stock Purchase Agreement”);

WHEREAS, pursuant to the Stock Purchase Agreement, on September 10, 2019, the Initial Closing occurred, and the Company issued an aggregate of 3,269,500 shares of Common Stock, for an aggregate Purchase Price of $175,000;

WHEREAS, in connection with a subsequent closing as contemplated in the Stock Purchase Agreement, the Company and the Purchasers desire to amend the Stock Purchase Agreement to reduce the Per Share Purchase Price (as defined in the Stock Purchase Agreement) from $0.053525 to $0.014 and to update certain representations and warranties;

WHEREAS, the Stock Purchase Agreement may be amended upon the written consent of the Company and the Purchasers holding a majority of the Shares then outstanding and held by Purchasers;

WHEREAS, the Purchasers executing the signature page hereto hold a majority of the Shares outstanding and held by Purchasers as of the date hereof;

WHEREAS, the Stock Purchase Agreement provides that in the event that the Stock Purchase Agreement is amended between Initial Closing Date and a Subsequent Closing Date to reduce the Per Share Purchase Price, then the Purchasers in the Initial Closing Date shall be entitled to receive from the Company additional shares of Common Stock, for no additional consideration, in an amount sufficient that the pro rata portion of the Purchase Price paid by such Purchaser hereunder for the Shares purchased in the Initial Closing, when divided by the total number of Shares purchased in the Initial Closing plus such additional shares of Common Stock issued will equal the reduced Purchase Price; and

WHEREAS, on September 10, 2019, Adam Levy, an affiliate of Alere Financial Partners, A Division of Cova Capital Partners, LLC, which, as set forth in Section 2.01(j) of the Stock Purchase Agreement, is receiving a fee for acting as a placement agent in the transaction contemplated by the Stock Purchase Agreement, was appointed as the chief executive officer of the Company.

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.              Amendments to the Stock Purchase Agreement. As of the Effective Date:

(a)                     The Per Share Purchase Price shall be revised to $0.014.

; and

(b)                     Section 2.01(j) of the Stock Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“(j) Brokers. Except for as set forth in the disclosure letter attached hereto as Schedule I, the Company nor any of the Company's officers, directors, employees or shareholders has employed or engaged any broker or finder in connection with the transactions contemplated by this Agreement and no fee or other compensation is or will be due and owing to any broker, finder, underwriter, placement agent or similar person in connection with the transactions contemplated by this Agreement. The Company is not party to any agreement, arrangement or understanding whereby any person has an exclusive right to raise funds and/or place or purchase any debt or equity securities for or on behalf of the Company.”

(c)       The disclosure letter attached to this Amendment as Schedule I shall be Schedule I to the Stock Purchase Agreement.

2.                   Continuing Effect. Except as modified and amended herein, all of the terms and conditions of the Stock Purchase Agreement shall remain in full force and effect and are hereby ratified and confirmed by the parties. Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of the Stock Purchase Agreement or as a waiver of or consent to any further or future action on the part of any party that would require the waiver or consent of another party. On and after the Effective Date, each reference in the Stock Purchase Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference to the Stock Purchase Agreement in any other agreements, documents or instruments executed and delivered pursuant to, or in connection with, the Stock Purchase Agreement, will mean and be a reference to the Stock Purchase Agreement as amended by this Amendment.

3.                   Representations and Warranties. Each Purchaser hereby represents and warrants to the Company, severally, but not jointly, and each Company hereby represents and warrants to the Purchaser, that (i) it has the full right, power and authority to enter into this Amendment and to perform its obligations hereunder and under the Stock Purchase Agreement as amended by this Amendment, and (ii) the execution of this Amendment by the individual whose signature is set forth at the end of this Amendment on behalf of such party, and the delivery of this Amendment by such party, have been duly authorized by all necessary action on the part of such party; and (iii) this Amendment has been executed and delivered by such party and constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws and equitable principles related to or affecting creditors' rights generally or the effect of general principles of equity.

4.                   Counterparts; Choice of Law. This Amendment may be executed in several identical counterparts all of which shall constitute one and the same instrument. This Amendment shall be construed and enforced in accordance with the laws of the State of New York, without regard to the principles of conflicts of law thereof.

5.                   Further Assurances. Each of the parties hereto shall execute and deliver, at the reasonable request of the other party hereto, such additional documents, instruments, conveyances and assurances and take such further actions as such other party may reasonably request to carry out the provisions hereof and give effect to the transactions contemplated by this Amendment.

[signature page follows]

2

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year written above.

THE COMPANY:

AQUAMED TECHNOLOGIES, INC.

By:	/s/ Adam Levy
Name: Adam Levy
Title: Chief Executive Officer

PURCHASER:

By:	/s/ Nachum Stein
Name: Nachum Stein
Title:

PURCHASER:

Bezalel Partners LLC

By:	/s/ David Stefansky
Name: David Stefansky
Title: Managing Member

Schedule I

Disclosure Letter

Reference is made to that certain Stock Purchase Agreement, dated as of September 10, 2019, with respect to which this disclosure letter is attached as Schedule I. Capitalized terms used in this disclosure letter but not otherwise defined shall have the meanings ascribed to them in the Stock Purchase Agreement.

Adam Levy was appointed as the Company’s chief executive officer as of September 10, 2019. Adam Levy is affiliated with Alere Financial Partners, A Division of Cova Capital Partners, LLC (“Alere”), which entity served as the placement agent for the sale of the shares of Common Stock pursuant to the Stock Purchase Agreement and received a total fee equal to 6% of the total gross proceeds and warrants to purchase the number of shares of Common Stock equal to 10% of the number of shares of Common Stock issued to the Purchasers, for such services rendered. Alere’s warrants are to be in a customary form reasonably acceptable to Alere, exercisable for 3 years at an exercise price equal to 110% of then market price of the Common Stock. Alere will be able to exercise the warrants in a cashless exercise in the event a registration statement registering the resale of the shares underlying Alere’s warrants is not effective commencing 12 months from issuance. The shares underlying Alere’s warrants shall be subject to piggyback registration rights and be included in any registration statement covering the shares of Common Stock sold pursuant to the Stock Purchase Agreement, subject to certain adjustments. Adam Levy has waived any portion of such fee received by Alere to which he is entitled as an affiliate of Alere.